United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

 March 11, 2015

Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

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economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

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our ability to obtain sufficient funding to continue to pursue our business plan;

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our ability to perform our obligations under our loan agreements;

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competition within our chosen markets and industries;

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the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;

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trends affecting our limited manufacturing capabilities;

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our ability to meet customer demands;

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our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;

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our need for future additional financing;

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trends affecting the commercial acceptability of our products;

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our ability to protect and enforce our current and future intellectual property; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 8.01 Other Events.

(i)

At December 31, 2014, Expedia Holdings Limited (“Expedia”), one of our creditors, was owed a principal balance of $2,000,000, plus interest of $60,492.70 to such date, on our initial loan from Newmark Investments Limited (the “Newmark Loan”). Expedia is a founder, the beneficial owner and the successor of Newmark, by assignment of the Newmark Loan from Newmark on January 16, 2014, and under an amended Loan Agreement between the Company and Expedia dated February 24, 2014.  The amended Loan Agreement reflects the assignment of the Newmark Loan to Expedia and the granting of a security interest to Expedia in our equipment and our thin film battery intellectual property held by Oak Ridge Nevada.  On September 11, 2014, we paid $171,658 in accrued interest to June 30, 2014. The due date of the principal and interest under the Loan Agreement had been extended to February 28, 2015, and the parties agreed on March 11, 2015, to extend such Loan Agreement due date to April 30, 2015, effective February 28, 2015.  Additional information about the Loan Agreement is contained in our 10-K Annual Report for the year ended December 31, 2013, and in our Definitive Information Statement filed with the SEC on February 20, 2015, under the caption “Voting Securities and Principal Holders Thereof.”  See Item 9.01.

(ii)

Effective March 11, 2015 (800,000 shares) and March 12, 2015 (800,000 shares), we accepted subscriptions to purchase 1,600,000 shares of our $0.001 par value common stock comprised of “restricted securities” at a purchase price of $0.25 per share for aggregate gross proceeds of $400,000.

These shares were offered and sold to non-“U.S. Persons” as defined in SEC Rule 902 of Regulation S, each of whom was also an “accredited investor” as defined in SEC Rule 501 of Regulation D.  Accordingly, the offer and sale of these securities was exempt from registration under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.

Description of Exhibit

10.1

Expedia Holdings Limited Extension Agreement

Referenced Filings:

10-K Annual Report for the year ended December 31, 2013, which was filed with the SEC on April 15, 2014.

Definitive Information Statement, which was filed with the SEC on February 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE ENERGY TECHNOLOGIES, INC.

Date:	March 12, 2015	By:	/s/ Larry Lee Arrowood
Larry Lee Arrowood
President